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                                                                    Exhibit 99.j

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 17, 2000, relating to the financial statements and financial highlights of the Equity Income VIP Portfolio, the International VIP Portfolio and the Low Duration VIP Portfolio (three of the four portfolios of Hotchkis and Wiley Variable Trust), which appear in such Registration Statement. We also consent to the references to us under the headings "Other Service Providers" and "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
April 6, 2000